PROXY          SCUDDER INSTITUTIONAL INTERNATIONAL EQUITY PORTFOLIO
                               PROXY


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        Special Meeting of Stockholders - October 23, 1997


     The undersigned hereby appoints Edgar R. Fiedler, David S. Lee and Daniel Pierce and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund to be held at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue, New York, New York, 10154 on October 23, 1997 at 8:30 a.m., Eastern time, and at any adjournments thereof.

     Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR each numbered item listed below.

     The Board members of your Fund, including those who are not affiliated with the Fund or Scudder, recommend that you vote FOR each item.

1.   To approve an Agreement and Plan of Reorganization;

                                        FOR __  AGAINST __  ABSTAIN __

2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.;

                                        FOR __  AGAINST __  ABSTAIN __

3.   The election of Directors;
          FOR all nominees listed below           WITHHOLD AUTHORITY
          (except as marked to the contrary       to vote for all nominees
          below)  __                              listed below ___

Nominees: Dr. Rosita P. Chang, Edgar R. Fiedler, Peter B. Freeman, Dr. J.D. Hammond and Richard M. Hunt.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

          __________________________________________________
               [continued on other side]

4.   Ratification of the selection of Price
     Waterhouse LLP as the Fund's independent
     accountants.                         FOR __  AGAINST __   ABSTAIN __

   The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.

     Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.



   ___________________________________________
                                        (Signature of Stockholder)


   ___________________________________________
                                        (Signature of joint owner, if any)



                             Dated ___________________, 1997

       PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                      NO POSTAGE IS REQUIRED.